Exhibit 99.1

PRESS RELEASE

Contact:	Kenneth W. Smith
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR Posts Second Quarter Earnings of $0.26 per share

•	Most end-markets served show steady growth

•	Outlook for second half improves as orders and backlog reach new records

•	Mallard acquisition complements Petrochemical Products segment

Burlington, MA, July 21, 2004

CIRCOR International, Inc. (NYSE: CIR), a leading provider of valves and fluid control products for the instrumentation, fluid regulation and petrochemical markets, announced today results for the second quarter ended June 27, 2004. Net income for the second quarter of 2004 was $4.1 million, or $0.26 per diluted share, compared to $4.4 million, or $0.28 per diluted share, for the 2003 second quarter. Revenues for the 2004 second quarter were $94.6 million, an increase of 6% from $89.2 million for the second quarter 2003.

For the six months ended June 27, 2004, net income was $8.4 million or $0.53 per diluted share. Net income for the six months ended June 29, 2003, totaled $8.2 million or $0.53 per diluted share. Revenues for the first six months of 2004 were $185.2 million, an increase of 5% from $176.4 million for the first six months of 2003.

The Company indicated that its second quarter results were in line with its expectations and guidance given at the beginning of the quarter. The Company’s Chairman and Chief Executive Officer, David A. Bloss, Sr., stated, “We are encouraged by the improvements we are seeing in market conditions as incoming orders increased 12% compared to the second quarter 2003 and 17% sequentially as June-ended backlog reached another record level.”

During the quarter, the Company generated $6.3 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) and, for the first half of 2004, $8.5 million of free cash flow was generated. At the end of the quarter the Company remained in a positive net cash position (cash, cash equivalents, and investments less total debt), including the use of $14 million in cash to acquire Mallard Control Company in April 2004.

CIRCOR’s Petrochemical Product segment revenues increased 4% to $39.7 million from $38.3 million in the second quarter of last year and were up 3% on a year-to-date basis primarily due to the acquisition of Mallard Control in April 2004. Incoming orders for the quarter were up 15% compared to the second quarter 2003, and, sequentially increased 56%. Backlog increased 12% compared to June 29, 2003, and increased 22% since March 28, 2004. Mr. Bloss indicated that the high level of incoming order rates this quarter indicates that international oil and gas project activity remains healthy. He further stated, “This segment achieved operating margins of 7.7% for the second quarter 2004 as we continued to achieve profitability improvements in our North American operations. However, these improvements were masked by higher metals costs and lower second quarter volume of shipments from our Pibiviesse business unit that serves the international project market. Shipments for these projects tend to be rather erratic depending upon the contractor’s scheduling of delivery of the individual projects in our backlog.”

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues were up 8% to $54.9 million for the second quarter compared to $51.0 million for the same period last year and up 6% on a year to date basis. Incoming orders for this segment were up 9% compared to the second quarter last year, while backlog at quarter-end increased 16% versus last year and was nearly unchanged from March 28, 2004. Order levels benefited from two acquisitions made in the fourth quarter of 2003, both serving analytical sampling applications, and from improvement in industrial instrumentation and military aerospace markets. Operating margin for this segment was 11.4% during the second quarter 2004. Mr. Bloss commented, “Price increases were implemented in most businesses during the current quarter to help offset the rise in stainless steel costs. In addition, we made significant progress with the consolidation of the Tomco business, acquired in late 2002, into our Hoke operations in Spartanburg, S.C. during the second quarter and expect to see improving operational performance the rest of this year.”

Bloss added, “Operating efficiency improvements and inventory reduction remain high priorities for all our management teams. We have made substantial progress in restructuring our businesses and generating cash during the first five years of our existence. The next step in our goal to become operationally excellent is to transform our processes by applying lean/sigma principles throughout our organization. We are excited about the prospects for further improvement that exist for us in areas such as on-time deliveries, lead-times, inventory turnover and overall cost reduction. Executive training in lean/sigma methods will begin during the remainder of 2004 with formal goal setting and implementation starting immediately thereafter.”

Regarding earnings guidance for the remainder of the year, the Company is expecting its third quarter to have sequentially less revenue as the continuing recovery of industrial and aerospace markets are offset by seasonally slower demand for steam products and lower scheduled deliveries to international oil and gas projects. Mr. Bloss added, “The fourth quarter is expected to be brighter for us as we foresee continued strengthening of our markets and higher scheduled shipments for international oil and gas projects currently in our backlog. Third quarter results are anticipated to be in the range of $0.22 to $0.24 per diluted share with our fourth quarter earnings improving to within $0.32 to $0.36 per diluted share.”

CIRCOR International has scheduled a conference call to review its results for the second quarter 2004 on Thursday, July 22, 2004, at 9:00am ET. Interested parties may access the call by dialing (800) 361-0912. A replay of the call will be available from noon ET on July 22, 2004 through midnight on July 28, 2004. To access the replay, interested parties should dial (888) 203-1112 and enter confirmation code #203259 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Wednesday, July 21, 2004, by 6:00pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.CIRCOR.com. An audio recording of the conference call also is expected to be posted on the company’s website by July 26, 2004.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Six Months Ended
	June 27, 2004	June 29, 2003	June 27, 2004	June 29, 2003
Net revenues	$94,552	$89,224	$185,249	$176,387
Cost of revenues	66,878	62,303	129,282	124,644

GROSS PROFIT	27,674	26,921	55,967	51,743
Selling, general and administrative expenses	20,557	19,119	41,082	36,757
Special charges	—	—	38	—

OPERATING INCOME	7,117	7,802	14,847	14,986
Other (income) expense:
Interest income	(184)	(201)	(355)	(303)
Interest expense	1,156	1,550	2,347	3,113
Other income, net	(193)	(417)	(50)	(692)

Total other expense	779	932	1,942	2,118

INCOME BEFORE INCOME TAXES	6,338	6,870	12,905	12,868
Provision for income taxes	2,216	2,473	4,515	4,632

NET INCOME	$4,122	$4,397	$8,390	$8,236

Earnings per common share:
Basic	$0.27	$0.29	$0.55	$0.54
Diluted	$0.26	$0.28	$0.53	$0.53

Weighted average common shares outstanding:
Basic	15,334	15,175	15,321	15,146
Diluted	15,908	15,634	15,946	15,576

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Six Months Ended
	June 27, 2004	June 29, 2003
OPERATING ACTIVITIES
Net income	$8,390	$8,236
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5,033	5,033
Amortization	115	149
Compensation expense of stock-based plans	304	130
Loss (gain) on disposal of property, plant and equipment	11	(9)
Loss on write-down of property, plant and equipment	100	—
Gain on disposal of assets held for sale	(387)	—
Gain on sale of marketable securities	—	(8)
Equity in undistributed earnings of affiliates	(44)	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	1,785	2,905
Inventories	(5,624)	10,117
Prepaid expenses and other assets	(1,739)	(1,280)
Accounts payable, accrued expenses and other liabilities	4,593	2,852

Net cash provided by operating activities	12,537	28,125

INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,869)	(1,853)
Proceeds from disposal of property, plant and equipment	732	9
Proceeds from sale of assets held for sale	3,030	—
Business acquisitions, net of cash acquired	(12,156)	—
Purchase of investments	(1,456)	(43)
Proceeds from sale of investments	1,456	2,679
Other	(15)	—

Net cash (used in) provided by investing activities	(11,278)	792

FINANCING ACTIVITIES
Proceeds from long-term borrowings	125	144
Payments of long-term debt	(3,462)	(3,876)
Dividends paid	(1,149)	(1,136)
Proceeds from the exercise of stock options	243	777

Net cash used in financing activities	(4,243)	(4,091)

Effect of exchange rate changes on cash and cash equivalents	(691)	1,809

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,675)	26,635
Cash and cash equivalents at beginning of year	58,202	38,382

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$54,527	$65,017

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	June 27, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$54,527	$58,202
Investments	7,517	7,840
Trade accounts receivable, less allowance for doubtful accounts of $2,282 and $2,119, respectively	64,303	64,830
Inventories	105,762	97,278
Prepaid expenses and other current assets	4,788	4,587
Deferred income taxes	6,456	6,303
Assets held for sale	1,190	3,884

Total Current Assets	244,543	242,924

Property, Plant and Equipment, net	60,672	61,737

Other Assets:
Goodwill	117,842	111,448
Intangibles, net	1,600	1,587
Other assets	6,402	6,167

Total Assets	$431,059	$423,863

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$37,097	$37,635
Accrued expenses and other current liabilities	28,284	27,742
Income taxes payable	5,930	1,491
Notes payable and current portion of long-term debt	15,137	17,268

Total Current Liabilities	86,448	84,136

Long-term Debt, net of current portion	42,853	43,791
Deferred Income Taxes	6,521	6,303
Other Noncurrent Liabilities	10,322	9,820
Minority Interest	4,601	4,653
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,342,019 and 15,302,127 issued and outstanding, respectively	153	153
Additional paid-in capital	206,884	206,160
Retained earnings	62,034	54,793
Accumulated other comprehensive income	11,243	14,054

Total Shareholders’ Equity	280,314	275,160

Total Liabilities and Shareholders’ Equity	$431,059	$423,863

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Six Months Ended
	June 27, 2004	June 29, 2003	June 27, 2004	June 29, 2003
ORDERS
Instrumentation & Thermal Fluid Controls	$54,153	$49,686	$111,253	$100,055
Petrochemical	49,598	43,273	81,473	86,699

Total orders	$103,751	$92,959	$192,726	$186,754

	June 27, 2004	June 29, 2003
BACKLOG
Instrumentation & Thermal Fluid Controls	$41,692	$35,974
Petrochemical	54,769	49,109

Total backlog	$96,461	$85,083

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2003					2004
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	YTD
NET REVENUES
Instrumentation & Thermal Fluid Controls	$49,119	$50,963	$47,132	$53,561	$200,775	$51,639	$54,864	$106,503
Petrochemical	38,044	38,261	39,529	42,844	158,678	39,058	39,688	78,746

Total	87,163	89,224	86,661	96,405	359,453	90,697	94,552	185,249

OPERATING MARGIN
Instrumentation & Thermal Fluid Controls	12.2%	12.5%	11.9%	9.5%	11.5%	11.2%	11.4%	11.3%
Petrochemical	7.6%	8.6%	10.9%	12.1%	9.9%	10.9%	7.7%	9.3%
Segment operating margin	10.2%	10.8%	11.5%	10.7%	10.8%	11.1%	9.8%	10.4%
Corporate expenses	-1.9%	-2.1%	-2.1%	-2.1%	-2.1%	-2.5%	-2.3%	-2.4%
Special charges	0.0%	0.0%	-0.3%	-1.1%	-0.4%	0.0%	0.0%	0.0%
Total operating margin	8.2%	8.7%	9.0%	7.5%	8.3%	8.5%	7.5%	8.0%

OPERATING INCOME
Instrumentation & Thermal Fluid Controls	5,982	6,359	5,622	5,110	23,073	5,776	6,239	12,015
Petrochemical	2,876	3,303	4,309	5,171	15,659	4,251	3,066	7,317

Segment operating income	8,858	9,662	9,931	10,281	38,732	10,027	9,305	19,332
Corporate expenses	(1,674)	(1,860)	(1,859)	(1,989)	(7,382)	(2,259)	(2,188)	(4,447)
Special charges	—	—	(271)	(1,092)	(1,363)	(38)	—	(38)

Total operating income w/ special charges	7,184	7,802	7,801	7,200	29,987	7,730	7,117	14,847

INTEREST EXPENSE, NET	(1,461)	(1,349)	(1,320)	(1,021)	(5,151)	(1,020)	(972)	(1,992)
OTHER (EXPENSE) INCOME, NET	275	417	362	(217)	837	(143)	193	50

PRETAX INCOME	5,998	6,870	6,843	5,962	25,673	6,567	6,338	12,905
PROVISION FOR INCOME TAXES	(2,159)	(2,473)	(2,464)	(704)	(7,800)	(2,299)	(2,216)	(4,515)

EFFECTIVE TAX RATE	36.0%	36.0%	36.0%	11.8%	30.4%	35.0%	35.0%	35.0%
NET INCOME	$3,839	$4,397	$4,379	$5,258	$17,873	$4,268	$4,122	$8,390

Weighted Average Common Shares Outstanding (Diluted)	15,533	15,634	15,812	15,919	15,675	16,001	15,908	15,946

EARNINGS PER COMMON SHARE (Diluted)	$0.25	$0.28	$0.28	$0.33	$1.14	$0.27	$0.26	$0.53

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.25	$0.28	$0.29	$0.37	$1.20	$0.27	$0.26	$0.53

EBIT	$7,459	$8,219	$8,163	$6,983	$30,824	$7,586	$7,310	$14,896
Depreciation	2,470	2,563	2,478	2,053	9,564	2,680	2,353	5,033
Amortization of intangibles	74	75	74	75	298	77	38	115

EBITDA	$10,003	$10,857	$10,715	$9,111	$40,686	$10,343	$9,701	$20,044

EBITDA AS A PERCENT OF SALES	11.5%	12.2%	12.4%	9.5%	11.3%	11.4%	10.3%	10.8%

CAPITAL EXPENDITURES	$795	$1,058	$3,940	$1,030	$6,823	$1,294	$1,575	$2,869

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2003					2004
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	HALF YEAR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$14,533	$10,508	$7,183	$16,915	$49,139	$2,254	$6,265	$8,519
ADD:
Capital expenditures	795	1,058	3,940	1,030	6,823	1,294	1,575	2,869
Dividends paid	567	569	570	574	2,280	573	576	1,149

NET CASH PROVIDED BY OPERATING ACTIVITIES	$15,895	$12,135	$11,693	$18,519	$58,242	$4,121	$8,416	$12,537

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$20,209	$8,005	$254	$(4,983)	$(4,983)	$(8,706)	$(4,054)	$(4,054)
ADD:
Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202	59,963	54,527	54,527
Investments	4,072	1,464	—	7,840	7,840	7,679	7,517	7,517

TOTAL DEBT	$75,700	$74,486	$75,101	$61,059	$61,059	$58,936	$57,990	$57,990

NET DEBT AS % OF NET CAPITALIZATION	7.5%	3.0%	0.1%	-1.8%	-1.8%	-3.3%	-1.5%	-1.5%
NET DEBT [As defined above]	$20,209	$8,005	$254	$(4,983)	$(4,983)	$(8,706)	$(4,054)	$(4,054)
ADD:
Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202	59,963	54,527	54,527
Investments	4,072	1,464	—	7,840	7,840	7,679	7,517	7,517

TOTAL DEBT	$75,700	$74,486	$75,101	$61,059	$61,059	$58,936	$57,990	$57,990

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH, LESS CASH EQUIVALENTS, LESS INVESTMENTS]	$270,090	$266,529	$263,505	$270,177	$270,177	$267,728	$276,260	$276,260
LESS:
Debt	(75,700)	(74,486)	(75,101)	(61,059)	(61,059)	(58,936)	(57,990)	(57,990)
ADD:
Cash and cash equivalents	51,419	65,017	74,847	58,202	58,202	59,963	54,527	54,527
Investments	4,072	1,464	—	7,840	7,840	7,679	7,517	7,517

TOTAL SHAREHOLDERS’ EQUITY	249,881	258,524	263,251	275,160	275,160	276,434	280,314	280,314
ADD:
TOTAL DEBT	75,700	74,486	75,101	61,059	61,059	58,936	57,990	57,990

TOTAL CAPITAL	$325,581	$333,010	$338,352	$336,219	$336,219	$335,370	$338,304	$338,304

TOTAL DEBT / TOTAL CAPITAL	23.3%	22.4%	22.2%	18.2%	18.2%	17.6%	17.1%	17.1%
EBIT [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE]	$7,459	$8,219	$8,163	$6,983	$30,824	$7,586	$7,310	$14,896
ADD:
Other (income) expense, net	(275)	(417)	(362)	217	(837)	144	(193)	(49)

OPERATING INCOME	$7,184	$7,802	$7,801	$7,200	29,987	$7,730	$7,117	$14,847

EBITDA [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE] PLUS DEPRECIATION PLUS AMORTIZATION]	$10,003	$10,857	$10,715	$9,111	40,686	$10,343	$9,701	$20,044
LESS:
Other (income) expense, net	(275)	(417)	(362)	217	(837)	144	(193)	(49)
Depreciation	(2,470)	(2,563)	(2,478)	(2,053)	(9,564)	(2,680)	(2,353)	(5,033)
Amortization of intangibles	(74)	(75)	(74)	(75)	(298)	(77)	(38)	(115)

OPERATING INCOME	$7,184	$7,802	$7,801	$7,200	$29,987	$7,730	$7,117	$14,847

NOTE: These non-GAAP key performance measures are provided for the convenience of financial analysts who have used such as additional measures of liquidity and leverage.